Calculation of Filing Fee Tables
S-3
CENTRUS ENERGY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.10 per share	457(a)	165,342	$ 99.60	$ 16,468,063.20	0.000087	$ 1,432.72
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 16,468,063.20		$ 1,432.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,432.72
Offering Note
[1]	(1) Consists of up to 165,342 shares of the registrant's Class A common stock of Centrus Energy Corp. (the "Company") that may be sold by Ventura Trust, not in its corporate capacity but solely in its capacity as trustee of the Westerman Employee Stock Ownership Trust (the "selling stockholder") from time to time. Such shares were issued to the selling stockholder upon the closing of the Company's acquisition of Westerman Holdings, LLC ("Westerman") pursuant to the Membership Interest Purchase Agreement, dated as of October 16, 2026, by and among the Company, the selling stockholder and Westerman. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based upon the average of the high and low prices of the Class A common stock, as reported on the New York Stock Exchange on October 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date